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                                                                    EXHIBIT 4(i)

         THIS THIRD SUPPLEMENTAL INDENTURE, dated as of February 18, 2004, is between JORDAN INDUSTRIES, INC., an Illinois corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, as trustee (herein called the "Trustee").

                              PRELIMINARY STATEMENT

         The Company and the Trustee have entered into an Indenture, dated as of April 2, 1997, as supplemented by a First Supplemental Indenture dated as of July 25, 1997 and a Second Supplemental Indenture dated as of March 9, 1999 (the Indenture, as supplemented being collectively referred to as the "Indenture") with respect to the Company's 11 3/4% Senior Subordinated Discount Debentures due 2009 (the "Securities"). Capitalized terms used herein but not otherwise defined herein shall have the meanings given them in the Indenture.

         Section 9.02 of the Indenture provides that, under certain circumstances, a supplemental indenture may be entered into by the Company and the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. In accordance with the terms of Sections 9.02 and 9.06 of the Indenture, the Company has, by resolution of the Board of Directors, authorized this Third Supplemental Indenture. The Trustee has determined that this Third Supplemental Indenture is in a form satisfactory to it.

         The Company has solicited consents to proposed amendments to the Indenture pursuant to the Consent Solicitation Statement dated January 15, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "Consent Solicitation Statement"). This Third Supplemental Indenture evidences the proposed amendments described in the Consent Solicitation Statement.

         All things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities issued under the Indenture from and after the date of this Third Supplemental Indenture, as follows:

         Section 1.        Amendments to the Indenture.

         (a) Sections 4.02 through 4.09 of the Indenture, inclusive, and Sections 4.11 through 4.17 of the Indenture, inclusive, are hereby deleted in their entirety and each Section is replaced with the following: "Reserved."

         (b) Article 5 of the Indenture is hereby deleted in its entirety and replaced with the following: "Reserved."

         (c) Clauses (4) through (7) of Section 6.01 of the Indenture, inclusive, are hereby deleted in their entirety and each clause is hereby replaced with the following: "Reserved."

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         (d)      Section 13 of the Securities is hereby deleted in its entirety and replaced with the following:

         "13. Defaults and Remedies. Events of Default include: (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal of or premium, if any, on the Securities; and
         (iii) failure by the Company for 30 days after notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Securities. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all of the Securities to be immediately due and payable in an amount equal to the Accreted Value of such Securities, plus any accrued and unpaid interest; provided, however, that if any Indebtedness is outstanding under the Credit Agreement or the New Credit Agreement, upon a declaration of acceleration of the Securities, the Accreted Value of, and any accrued and unpaid interest on, the Securities shall not be payable until the earlier of (1) the day which is five Business Days after notice of acceleration is given to the Company and the Credit Agent, or (2) the date of acceleration of the Indebtedness under the Credit Agreement or the New Credit Agreement, as the case may be. Subject to certain exceptions, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power, provided that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to it. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Company must furnish an annual compliance certificate to the Trustee."

         (e) All terms defined in Section 1.01 of the Indenture and contained in the Article, Sections and Clauses of the Indenture and the Securities deleted pursuant to paragraphs (a) through (d), inclusive, of Section 1 of this Third Supplemental Indenture, but not otherwise used elsewhere in the Indenture or the Securities, are hereby deleted in their entirety.

         (f) All references in the Indenture and the Securities to the Article, Sections and Clauses of the Indenture and the Securities deleted pursuant to Section 1 of this Third Supplemental Indenture are hereby deleted.

         Section 2.        Effectiveness.

         This Third Supplemental Indenture is entered into pursuant to and consistent with Section 9.02 of the Indenture, and nothing herein shall constitute an amendment, supplement or waiver requiring the approval of each Holder pursuant to clauses (1) through (7) of the last paragraph of Section
9.02. This Third Supplemental Indenture shall become effective and binding on the Company, the Trustee and the Holders of the Securities upon the execution and delivery by the parties to this Third Supplemental Indenture; provided, however, that the provisions of the Indenture and Securities referred to in
Section 1 above (such provisions being referred to as the "Amended Provisions") will remain in effect in the form they existed prior to the execution of this Third Supplemental Indenture, and the deletions and the amendments to the Amended

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Provisions will not become operative, and the terms of the Indenture will not be amended, modified or deleted, in each case, until the closing of the Exchange Offer (as defined in the Consent Solicitation Statement) (the "Operative Date").

         Section 3.        Reference to and Effect on the Indenture.

         (a) On and after the Operative Date, each reference in the Indenture to "the Indenture," "this Indenture," "hereunder," "hereof" or "herein" shall mean and be a reference to the Indenture as supplemented by this Third Supplemental Indenture unless the context otherwise requires.

         (b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

         Section 4.        Governing Law.

         This Third Supplemental Indenture shall be construed and enforced in accordance with, and interpreted under, the internal laws of the State of New York, without reference to the conflict of laws provisions thereof.

         Section 5.        Counterparts and Methods of Execution.

         This Third Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties have not signed the same counterpart.

         Section 6.        Titles.

         Section titles are for descriptive purposes only and shall not control or alter the meaning of this Third Supplemental Indenture as set forth in the text.

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         IN WITNESS WHEREOF, the Company and the Trustee have caused this Third
Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized all as of the day and year first above written.

                                              JORDAN INDUSTRIES, INC.

                                              By:  /s/ Gordon L. Nelson, Jr.
                                              Name:  Gordon L. Nelson, Jr.
                                              Title:  Senior Vice President

                                              U.S. BANK NATIONAL ASSOCIATION, as
                                              Trustee

                                              By:  /s/ Richard H. Prokosch
                                              Name:  Richard H. Prokosch
                                              Title:  Vice President

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